UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2008

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1801 Avenue of the Stars, Suite 435, Los Angeles, California		90067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2008, we entered into an Agreement dated as of July 8, 2008 with CPI Investments, Inc. ("CPI") whereby CPI agreed to loan us the aggregate amount of $2.0 million (the "Agreement"). The Agreement is attached hereto as Exhibit 1.01, and is incorporated herein by reference.

The loan is payable, net of fees, in tranches of: $0.4 million which was funded immediately; $0.4 million on August 22, 2008; $0.6 million on October 6, 2008; and $0.6 million on February 16, 2009. The principal amounts loaned will bear interest at 12% per year payable monthly with no prepayment option. The loan is convertible into 18,181,818 shares of our restricted common stock.

Pursuant to the Agreement, we granted CPI 2-year warrants to purchase (a) 4,500,000 shares of common stock at a $0.30 exercise price, and (b) 200,000 shares of common stock at $0.15 exercise price, both vesting pro-rata upon funding of each tranche.

In addition, we also granted CPI one share of our Series A Preferred Stock, which votes together with our common stock and has votes equal to 45,454,545 shares of common stock. Those votes will be reduced by 2.5 votes for every 1 share of common stock into which the loan is converted. Provided that CPI meets its funding obligations under the Agreement, CPI will maintain its voting rights throughout the term of the loan.

Under the terms of the Agreement, CPI appointed a board member to our board of directors and has the right to appoint two additional board members.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 8, 2008, we became obligated on a direct financial obligation of $0.4 million, as described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement described in Item 1.01 above, on July 8, 2008, we granted CPI one share of our Series A Preferred Stock, which votes together with our common stock and has votes equal to 45,454,545 shares of common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Agreement described in Item 1.01 above, CPI appointed Michael Bartlett as a board member of our Company's board of directors and has the right to appoint two additional board members.

Item 9.01 Financial Statements and Exhibits.

1.01 - Agreement with CPI Investments, Inc., dated July 8, 2008.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in the Company's expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

July 11, 2008	By:	/s/ Jon M. Garfield

Name: Jon M. Garfield
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

1.01	Agreement with CPI Investments, Inc., dated July 8, 2008